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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of CH2M HILL Companies, Ltd.:

        We consent to incorporation by reference in the registration statement (No. 333-113160) on form S-8 of CH2M HILL Companies, Ltd. of our reports dated February 23, 2005, and February 7, 2005, with respect to the consolidated balance sheets of CH2M HILL Companies, Ltd. and Kaiser-Hill Company, LLC, respectively, as of December 31, 2004 and 2003, and the related consolidated statements of income, sharholders'/members' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of CH2M HILL Companies, Ltd.

KPMG LLP

Denver, Colorado
February 23, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM